SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 20, 2003

        MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri (Address of Principal Executive Offices)	63017 (Zip Code)

(636) 733-1600 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS.

On June 20, 2003, Maverick Tube Corporation (the “Company”) issued an additional $20,000,000 aggregate principal amount of its 4% convertible senior subordinated notes due 2033. The Company previously issued $100,000,000 of its 4% convertible senior subordinated notes due 2033 on June 9, 2003. The issuance of the additional $20,000,000 aggregate principal amount of notes was pursuant to the exercise of an overallotment option granted by the Company to the initial purchasers of the notes. The additional notes have the same terms as the notes issued on June 9, 2003.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold absent registration under, or applicable exemption from, the registration requirements of the Securities Act of 1933 and applicable state securities laws. Offers of the notes were made exclusively by means of a private offering memorandum.

This report shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any shares of the Company’s common stock, nor shall there be any sale of the notes, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2003

MAVERICK TUBE CORPORATION

By: /s/ Pamela G. Boone Pamela G. Boone Vice President - Finance and Administration and Chief Financial Officer